SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2004

E*TRADE Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11921	94-2844166
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 East 57th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 521-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Effective October 26, 2004 the bylaws of E*TRADE Financial Corporation (the “Bylaws”) have been amended and restated to clarify and update certain provisions and to more accurately reflect the current business practices of the company. The most significant modifications are as follows:

(i) Conforming changes made to reflect Delaware law. Certain provisions of the Bylaws have been amended to conform to Delaware law including provisions affecting notice requirements for stockholder meetings, adjourment of stockholder meetings and waiver of notice requirements. The changes do not adversely affect the rights of stockholders and include changes such as allowing for remote voting at meetings and electronic waivers of notice by stockholders. In addition, the provision regarding preparation of voting lists has been deleted as these rights are mandated by Delaware law and do not need to be specifically included in the Bylaws.

(ii) Shareholder proposals. Section 1.09 of the Bylaws has been amended to require certain additional information from stockholders who propose to bring business before an annual stockholders’ meeting including the text of any proposed resolutions or amendments to the bylaws, the identity, stock ownership and any material interest in the proposal of any beneficial owner on whose behalf a proposal is being made, a representation that the stockholder is a holder of record of the company’s stock and intends to appear at the meeting and a representation that the stockholder intends to deliver a proxy statement or form of proxy to stockholders in support of a proposal.

(iii) Number of directors. The Bylaws have been amended to allow for at least six and no more than twelve directors, with the exact number of directors to be determined by the Board from time to time.

(iv) Officers. Article 3 of the Bylaws has been amended to allow the Board to define the specific powers and duties of the officers of the company from time to time.

(v) Indemnification. Article 5 of the Bylaws has been amended to allow the company to indemnify certain agents of the company who serve as a director, officer, employee or agent of another entity at the request of the Company as determined by the Board, consistent with Delaware law.

(vi) Interested Party Transactions. The provisions related to interested party transactions have been deleted for the avoidance of confusion as the company’s Corporate Governance Guidelines and Code of Conduct address this and related topics. Both the Corporate Governance Guidelines and Code of Conduct are available on the company’s website at www.etrade.com.

A copy of the Amended and Restated Bylaws as adopted as well as a version marked to show all modifications is furnished as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
3.3	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE Financial Corporation

Date: October 27, 2004	By:	/s/ RUSSELL S. ELMER
	Name:	Russell S. Elmer
	Title:	Corporate Secretary